UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

CKRUSH, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

0-25563 (Commission File Number)	65-0648808 (IRS Employer Identification No.)

336 West 37th Street, Suite 410 New York, New York (Address of principal executive offices)	10018 (Zip Code)

(212) 564-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGER EVENTS THAT ACCELERATE OR INCREASE A DRIECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

As previously disclosed on a Form 10-QSB for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 14, 2007, in November 2005, the Company and the Company’s former President entered into a settlement agreement with Shane Mosley, a boxer, related to a judgment in connection with an unpaid boxing purse. The Company agreed to pay $565,000 to Mosley in installments was also entitled to a $100,000 credit against the settlement amount, contingent upon the transfer and assignment of the Company’s rights to the Mosley Video Library. Any amounts unpaid by December 31, 2008 are immediately due.

In December 2006, Mosley filed a motion to restore the judgment as a result of a breach of the settlement because of non compliance to the settlement. In January 2007, the Company filed its opposition to this motion. On September 26, 2007, after a hearing on the merits, the United States District Court found in favor of Mosley and entered a judgment in the amount of $529,368 against the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
99.1	Judgment Dated September 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2007	CKRUSH, INC. (Registrant)
	By:	/s/ Jeremy Dallow
Jeremy Dallow, CEO

EXHIBIT INDEX

Exhibit Number	Description	Page
99.1	Judgment Dated September 26, 2007	5